EXHIBIT 10.56
505 Park Avenue, 6th Floor
New York, NY 10022
Telephone: 212-838-4840          Fax: 212-838-4820
April 23, 2007
Ayman A. Sabi
President
Roadhouse Grill, Inc.
2703-A Gateway Drive
Pompano Beach, FL 33069
Dear Mr. Sabi:
     We refer you to that certain Credit Card Advance Agreement between ROADHOUSE GRILL, INC. (“Merchant”) and CREDIT CASH, LLC (“Lender”) dated January 12, 2007 (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.
     It is mutually agreed that, effective upon the funding date of Advance made pursuant to Advance Schedule No. 2 (estimated to be on or about April 23, 2007), the Agreement be amended as follows:
A.	The Payment Percentage described in Section 2(b) of the Agreement shall be amended to be three and three-quarters percent (3.75%).
     Except as hereby or heretofore amended or supplemented, the Agreement shall remain in full force and effect in accordance with its original terms and conditions.
     If the foregoing correctly sets forth your and our understanding, please execute the enclosed copy of this letter in the spaces provided below and return such executed copy to the undersigned as soon as possible.
     This letter amendment may be executed in counterparts. Each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. An executed facsimile of this letter amendment shall be deemed to be a valid and binding agreement between the parties hereto.

CREDIT CASH, LLC	ROADHOUSE GRILL, INC.

By: /s/ Dean Landis	By /s/ Ayman A. Sabi

Name: Dean Landis Title: President	Name: Ayman A. Sabi Title: President